SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2006

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 6, 2006, Sky Financial Group, Inc. (“Company”) appointed Gary M. Small, 45, to the position of Executive Vice President for Community Banking. Mr. Small will report directly to Marty E. Adams, Chairman, President and CEO, and will serve as a member of the Executive Management Team. Mr. Small has twenty years of experience in the financial institutions business, and most recently served as Executive Vice President and Business Unit Integration Coordinator of National City Corporation since 2004, and as Executive Vice President and Branch Network Executive from 2000 to 2004.

The Company entered into an Employment Agreement with Mr. Small, dated March 6, 2006, which is attached as Exhibit 99.1.1 hereto.

ITEM 5.02(c). APPOINTMENT OF PRINCIPAL OFFICER

As described above, the Company appointed Gary M. Small, to the position of Executive Vice President for Community Banking, effective March 6, 2006.

A copy of the related press release is attached as Exhibit 99.1.2 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit 99.1.1    Employment Agreement for Gary M. Small.

Exhibit 99.1.2    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: March 8, 2006	BY:	/s/ W. Granger Souder, Jr.
W. Granger Souder, Jr.
General Counsel